POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being an officer or director or both of SRFG, INC., a Delaware corporation (the "Corporation"), hereby does constitute and appoint GEORGE F. SLOOK, KEITH E. TROST AND LARRY R. RAYMOND, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, deliver or file any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of certificates of interest in grantor trusts to be issued by, or on behalf of, the Corporation under the provisions of appropriate trust instruments, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Corporation, as indicated below opposite his signature, to the registration statements, or any amendments, post-effective amendments, supplements or papers supplemental thereto to be filed in respect of said certificates of interest, and any additional registration statements filed pursuant to Rule 462, and the undersigned hereby does fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.


       Signature                  Title               Date


 /s/George F. Slook         President, Chief        November 23,
    George F. Slook         Executive Officer       1999
                            and Director
                            (Principal Executive
                            Officer)


  /s/Keith E. Trost         Vice President,         November 23,
     Keith E. Trost         Treasurer and           1999
                            Assistant Secretary
                            (Principal Financial
                            and Accounting
                            Officer)


  /s/Thomas N. Beckmann     Director                November 23,
     Thomas N. Beckmann                             1999


  /s/Larry R. Raymond       Director                November 23,
     Larry R. Raymond                               1999


  /s/B.T. Reidy             Director                November 23,
     B.T. Reidy                                     1999


  /s/Norman Tucker          Director                November 23,
     Norman Tucker                                  1999

  /s/Perry N. Weine         Director                November 23,
     Perry N. Weine                                 1999